Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Pre-Effective Amendment No. 1 to Registration Statement ( No. 333-193520) on Form S-1 of FluoroPharma Medical, Inc. of our report dated March 27, 2013, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
February 10, 2014